UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 13G

Under the Securities Exchange Act of 1934

Forza X1, Inc.

(Name of Issuer)

Common Stock, $0.001 par value per share

(Title of Class of Securities)

34988N 104

(CUSIP Number)

Joseph C. Visconti

c/o Forza X1, Inc.

3101 S. US-1

Ft. Pierce, Florida 34982

(772) 429-2525

(Name, address and telephone number of person authorized to receive notices and communications)

With a copy to:

Leslie Marlow, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 885-5000

August 16, 2022

(Date of event which requires filing of this statement)

Check the appropriate box to designate the rule pursuant to which this Schedule is filed:

☐ Rule 13d-1(b)

☐ Rule 13d-1(c)

☒ Rule 13d-1(d)

*	The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter the disclosures provided in a prior cover page.

The information required in the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No. 34988N 104	SCHEDULE 13G	Page 2 of 10 Pages

1	NAME OF REPORTING PERSONS Twin Vee PowerCats Co.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	CITIZENSHIP OR PLACE OF ORGANIZATION Delaware
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	5	SOLE VOTING POWER 0
	6	SHARED VOTING POWER 7,000,000 shares of Common Stock
	7	SOLE DISPOSITIVE POWER 0 shares of Common Stock
	8	SHARED DISPOSITIVE POWER 7,000,000 shares of Common Stock
9	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 7,000,000 shares of Common Stock
10	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (9) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS) ☐
11	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (9) 66.99%(1)
12	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS) CO

(1)	Based on 10,450,000 shares of Common Stock issued and outstanding as of August 16, 2022.

CUSIP No. 34988N 104	SCHEDULE 13G	Page 3 of 10 Pages

1	NAME OF REPORTING PERSONS Twin Vee Powercats, Inc.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	CITIZENSHIP OR PLACE OF ORGANIZATION Florida
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	5	SOLE VOTING POWER 0
	6	SHARED VOTING POWER 7,000,000 shares of Common Stock
	7	SOLE DISPOSITIVE POWER 0 shares of Common Stock
	8	SHARED DISPOSITIVE POWER 7,000,000 shares of Common Stock
9	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 7,000,000 shares of Common Stock
10	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (9) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS) ☐
11	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (9) 66.99%(1)
12	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS) CO

(1)	Based on 10,450,000 shares of Common Stock issued and outstanding as of August 16, 2022.

CUSIP No. 34988N 104	SCHEDULE 13G	Page 4 of 10 Pages

1	NAME OF REPORTING PERSONS Joseph C. Visconti
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☐
3	SEC USE ONLY
4	CITIZENSHIP OR PLACE OF ORGANIZATION United States
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	5	SOLE VOTING POWER 33,334 shares of Common Stock
	6	SHARED VOTING POWER 2,243,916 shares of Common Stock
	7	SOLE DISPOSITIVE POWER 33,334 shares of Common Stock
	8	SHARED DISPOSITIVE POWER 2,243,916 shares of Common Stock
9	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 2,277,250 shares of Common Stock
10	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (9) EXCLUDES CERTAIN SHARES ☐
11	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (9) 21.72%(1)
12	TYPE OF REPORTING PERSON IN

(1)	Based on 10,450,000 shares of Common Stock issued and outstanding as of August 16, 2022 and 33,334 shares of Common Stock issuable upon options that will vest and be exercisable within 60 days of August 16, 2022.

CUSIP No. 34988N 104	SCHEDULE 13G	Page 5 of 10 Pages

Item 1(a)	Name of Issuer: Forza X1, Inc.

Item 1(b)	Address of Issuer’s Principal Executive Offices: 3101 S. US-1 Ft. Pierce, Florida 34982

Item 2(a)

Name of Person Filing:

This statement is being filed pursuant to a Joint Filing Agreement (attached as Exhibit 1 hereto and incorporated herein by reference) by (i) Twin Vee PowerCats Co.; (ii) Twin Vee Powercats, Inc. and (ii) Joseph C. Visconti (sometimes collectively referred to as the “Reporting Persons”).

Item 2(b)

Address of Principal Business Office or, if none, Residence:

The address for the principal business office of Twin Vee PowerCats Co., Twin Vee PowerCats, Inc. and Joseph C. Visconti is:

c/o Twin Vee PowerCats Co.

3101 S. US-1

Ft. Pierce, Florida 34982

Item 2(c)

Citizenship:

Twin Vee PowerCats Co. is incorporated under the laws of the State of Delaware.

Twin Vee Powercats, Inc. is incorporated under the laws of the State of Florida.

Joseph C. Visconti is a citizen of the United States.

Item 2(d)	Title of Class of Securities: Common Stock, par value $0.001 per share

Item 2(e)	CUSIP No.: 34988N 104

CUSIP No. 34988N 104	SCHEDULE 13G	Page 6 of 10 Pages

Item 3. If this Statement is Filed Pursuant to Rule 13d-1(b), or 13d-2(b) or (c), check whether the Person Filing is:

(a)	☐	Broker or dealer registered under Section 15 of the Exchange Act;

(b)	☐	Bank as defined in Section 3(a) (6) of the Exchange Act;

(c)	☐	Insurance company as defined in Section 3(a) (19) of the Exchange Act;

(d)	☐	Investment company registered under Section 8 of the Investment Company Act;

(e)	☐	An investment adviser in accordance with Rule 13d-1(b) (1) (ii) (E);

(f)	☐	An employee benefit plan or endowment fund in accordance with Rule 13d-1(b) (1) (ii) (F);

(g)	☐	A parent holding company or control person in accordance with Rule 13d-1(b) (1) (ii) (G);

(h)	☐	A savings association as defined in Section 3(b) of the Federal Deposit Insurance Act;

(i)	☐	A church plan that is excluded from the definition of an investment company under Section 3(c) (14) of the Investment Company Act;

(j)	☐	Group, in accordance with Rule 13d-1(b) (1) (ii) (J).

Not applicable.

CUSIP No. 34988N 104	SCHEDULE 13G	Page 7 of 10 Pages

Item 4. Purpose of Transaction

The following information is provided as of August 16, 2022:

Twin Vee PowerCats Co. is the beneficial owner of, and has shared voting and dispositive power with respect to, 7,000,000 shares of Common Stock owned of record by it. Twin Vee PowerCats Co. shares voting and dispositive power over 7,000,000 of these shares with Twin Vee Powercats, Inc. an owner of 57.1% of the outstanding stock of Twin Vee PowerCats Co. and shares voting and dispositive power over 2,243,916 of these shares with Mr. Visconti, the Company’s Executive Chairman and Chief of Product Development, the Chairman of the Board and Chief Executive Officer of Twin Vee Powercats, Inc., and owner of 56.14% of the outstanding common stock of Twin Vee Powercats, Inc. As a controlling shareholder of Twin Vee Powercats Co., Mr. Visconti is deemed to have control over the shares of Common Stock of the Company owned by Twin Vee Powercats Co. Mr. Visconti disclaims any beneficial ownership of the reported shares of Common Stock other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

Mr. Visconti was issued an option to purchase 400,000 shares of Common Stock upon consummation of the Company’s initial public offering in August 2022, of which 33,334 shares of Common Stock will vest and be exercisable within 60 days of August 16, 2022, and are included in the number of shares of Common Stock beneficially owned by Mr. Visconti.

The following sets forth in tabular format the share ownership of each of the Reporting Persons:

(a)	Amount beneficially owned:

	(i)	Twin Vee PowerCats Co. is the beneficial owner of 7,000,000 shares of Common Stock.

	(ii)	Twin Vee Powercats, Inc. is the beneficial owner of 7,000,000 shares of Common Stock.
	(iii)	Joseph C. Visconti is the beneficial owner of 2,277,250 shares of Common Stock.
(b)	Percent of class:

(i) 66.99% for Twin Vee PowerCats, Inc. (ii) 66.99% for Twin Vee PowerCats, Inc. (iii) 21.72% for Joseph C. Visconti.

(c)	Number of shares as to which such person has:

	(i)	sole power to vote or to direct the vote:

0 shares for Twin Vee PowerCats Co.; 0 shares for Twin Vee Powercats, Inc.; and 33,334 shares for Joseph C. Visconti.

	(ii)	shared power to vote or to direct the vote:

7,000,000 shares for Twin Vee PowerCats Co.; 7,000,000 shares for Twin Vee Powercats, Inc.; and 2,243,916 shares for Joseph C. Visconti.

	(iii)	sole power to dispose or to direct the disposition of:

0 shares for Twin Vee PowerCats Co.; 0 shares for Twin Vee Powercats, Inc.; and 33,334 shares for Joseph C. Visconti.

	(iv)	shared power to dispose or to direct the disposition of:

7,000,000 shares for Twin Vee PowerCats Co.; 7,000,000 shares for Twin Vee Powercats, Inc.; and 2,243,916 shares for Joseph C. Visconti.

CUSIP No. 34988N 104	SCHEDULE 13G	Page8 of 10 Pages

Item 5.	Ownership of Five Percent or Less of a Class.

If this statement is being filed to report the fact that as of the date hereof the reporting person has ceased to be the beneficial owner of more than five percent of the class of securities, check the following ☐.

Item 6.	Ownership of More than Five Percent on Behalf of Another Person.

Not applicable.

Item 7.	Identification and Classification of the Subsidiary Which Acquired the Security Being Reported on by the Parent Holding Company or Control Person.

Not applicable.

Item 8.	Identification and Classification of Members of the Group.

Not applicable.

Item 9.	Notice of Dissolution of Group.

Not applicable.

Item 10.	Certifications.

Not applicable.

[signature page follows]

CUSIP No. 34988N 104	SCHEDULE 13G	Page 9 of 10 Pages

SIGNATURES

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date: August 16, 2022	Twin Vee PowerCats Co.

	By:	/s/ Joseph C. Visconti
	Name:	Joseph C. Visconti
	Title:	Chief Executive Officer

Twin Vee Powercats, Inc.

	By:	/s/ Joseph C. Visconti
	Name:	Joseph C. Visconti
	Title:	Chief Executive Officer

/s/ Joseph C. Visconti
Joseph C. Visconti

LIST OF EXHIBITS

Exhibit No.	Description

1	Joint Filing Agreement

10